AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 20th day of September, 2012, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Logan Capital Long/Short Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit EE is hereby superseded and replaced with Amended Exhibit EE attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/Douglas G. Hess	By: /s/Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Logan - 9/2012

Amended Exhibit EE to the Advisors Series Trust Fund Administration Servicing Agreement

Name of Series                                                                                                                              Date Added
Logan Capital Long/Short Fund                                                                 on or after September 20, 2012
Logan Capital Large Cap Growth Fund
Logan Capital International Fund
Logan Capital Small Cap Growth Fund
Logan Capital Large Cap Core Fund

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at June, 2012

Annual Fee Based Upon Average Net Assets Per Fund*
10 basis points on the first $__ million
  8 basis points on the next $__ million
  5 basis points on the balance
Minimum annual fee:  $__ per fund
▪ Additional fee of $__ for each additional class
▪ Additional fee of $__ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $__ /fund for the first year (subject to change based on Board review and approval)
▪ $__/fund after the first year and each additional fund (subject to change based on Board review and approval)
▪ $__ / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor signature is not required at September 20, 2012 as the fund administration fees are not changing.

Logan - 9/2012

Amended Exhibit EE (continued) to the Advisors Series Trust Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2012

Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ 1 basis point on assets
▪ $__ additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $__ /project
▪ Subsequent new share class launch – $__ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪ Base fee – $__ /fund per year
▪ Setup – $__ /fund group
▪ Data Feed  – $__ /security per month

Section 15(c) Reporting
▪ $__ /fund per report – first class
▪ $__ /additional class report

Equity Attribution
▪ $__ first user
▪ $__ second user
▪ $__ thereafter
▪ Plus, $__-$__ annually

Electronic Board Materials
▪ USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪ Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪ Complete application, data and user security – data encryption and password protected
▪ On-line customized board materials preparation workflow
▪ Includes web-based and local/off-line versions
▪ Includes complete initial and ongoing user training
▪ Includes 24/7/365 access via toll free number
▪ Includes remote diagnostics for each user, including firewall and network issues
▪ Triple server backup / failover

Annual Fee
▪ $__ /year (includes 10 external users)
▪ $__ /year per additional user
▪ $__ implementation/setup fee

Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $__/CUSIP per month
▪ Setup – $__ /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $__ setup /FTP site

Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪ $__ /fund per month
Specialized projects will be analyzed and an estimate will be provided prior to work being performed

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